UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2009

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	1-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On April 21, 2009, UnitedHealth Group Incorporated (the “Company”) issued a press release announcing its first quarter 2009 results. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

The press release contains the following non-GAAP financial measures:

1.	adjusted fourth quarter 2008 earnings from operations and operating margin, each of which excludes a pre-tax operating cost charge for the settlement of class action litigation related to the reimbursement for out-of-network medical services and a pre-tax reduction in operating costs for insurance recoveries and legal fees related to various matters; and

2.	adjusted first quarter 2009 year-over-year increase in Health Care Services earnings from operations, which excludes the impact of a decrease in investment and other income.

The most directly comparable GAAP financial measures to these non-GAAP measures are as follows:

Fourth quarter 2008 earnings from operations	$1.3 billion
Fourth quarter 2008 operating margin	6.3%
First quarter 2009 year-over-year decrease in Health Care Services earnings from operations	$(50 million	)

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are attached to the press release.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release dated April 21, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2009

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Christopher J. Walsh
Christopher J. Walsh
Senior Vice President, Senior Deputy General Counsel and Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release dated April 21, 2009